UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2007

Technology Solutions Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 East Monroe Street, Suite 2600, Chicago, Illinois		60603
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-228-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 10, 2007, Carl F. Dill, Jr. is transitioning from Chairman of the Board of Technology Solutions Company (the "Company") to Lead Director of its Board of Directors. Mr. Dill’s employment contract with the Company as Chairman terminates in connection with the change in his Board of Directors position. Mr. Dill has been a Director of the Company since July 2001 and held the position of Lead Director of the Company from May 5, 2005 until December 5, 2005 when he was named Chairman and acting Chief Executive Office ("CEO"). He was Chairman and acting CEO until December 4, 2006 when Mr. Milton Silva-Craig became President and CEO. At that time, Mr. Dill relinquished his position as acting CEO and remained Chairman.

(e) Mr. Dill will receive compensation for his services as Lead Director in accordance with the compensation for directors who are not employees of the Company (as further described in the heading "Director Compensation" in the Company’s 2007 Proxy Report as filed with the SEC on March 23, 2007) plus an additional annual payment of $25,000 for his Lead Director role.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technology Solutions Company

August 10, 2007	By:	Sandor Grosz

Name: Sandor Grosz
Title: Chief Financial Officer